UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2012

Constant Contact, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 33707	04-3285398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Reservoir Place 1601 Trapelo Road Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Exhibit 10.1 Fourth Amendment to Lease, dated as of December 27, 2012
Exhibit 10.2 Executive Severance Agreement

Item 1.01.	Entry into a Material Definitive Agreement

On December 27, 2012, Constant Contact, Inc. (the “Company”) entered into a Fourth Amendment to Lease (the “Fourth Amendment”) with respect to that certain lease with BP Reservoir Place LLC, as successor in interest to Boston Properties Limited Partnership (the “Landlord”). The lease, as previously amended by the first, second and third amendments, is referred to herein as the “Lease.” Under the terms of the Lease, the Company currently leases 144,603 square feet of office space (the “Current Space”) in Reservoir Place, 1601 Trapelo Road, Waltham, Massachusetts, which is the location of the Company’s principal executive offices. The term of the Lease was scheduled to expire on September 30, 2015.

Under the terms of the Fourth Amendment, the Company has agreed to lease up to 106,723 additional square feet of office space in four tranches as such space becomes available (the “Additional Space”) with the first tranche becoming available on or about April 1, 2013 and the fourth tranche becoming available on or about November 1, 2015. The Fourth Amendment extends the term of the Lease until September 30, 2022 and provides the Company an option to extend the term of the Lease for one ten-year period.

The Fourth Amendment provides that the annual fixed rent for the Current Space shall be as set forth in the Lease until September 30, 2015. Thereafter, the annual fixed rent will be $32.50 per square foot. The annual fixed rent for the Additional Space will be $32.50 per square foot. In addition to the annual fixed rent for the Current Space and the Additional Space, the Company will be responsible for certain costs and charges, including certain operating expenses and real estate taxes, specified in the Fourth Amendment and the Lease. Under the terms of the Fourth Amendment, the Landlord has agreed to provide to the Company an allowance in the amount of $25.00 per square foot for certain costs related to (i) construction of the Additional Space and (ii) refurbishment of the Current Space. The Landlord has granted the Company a right of first offer with respect to certain office space on the property as such space becomes available and has granted the Company an option to lease additional space (approximately 9,356 square feet) in the atrium of the building under certain circumstances. The Fourth Amendment provides that the Company shall increase the amount of the current security deposit held by the Landlord in the form of an irrevocable letter of credit (the “Letter of Credit”) from $750,000 to $1.3 million, which amount may be increased to $1.5 million on or after April 1, 2014 and further increased to $1,875,000 on or after April 1, 2015, subject to the conditions set forth in the Fourth Amendment. The Letter of Credit may also be reduced by 50% of its then current amount on or after January 1, 2018, subject to the conditions set forth in the Fourth Amendment.

The foregoing summary of the Fourth Amendment is subject to, and qualified in its entirety by, the Fourth Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2013, the Company entered into its standard Executive Severance Agreement with Kenneth J. Surdan, the Company’s Senior Vice President, Product, who joined the Company in June 2012.

Under the terms of the Company’s standard Executive Severance Agreement, if an executive’s employment with the Company is terminated by the Company without “Cause” or by the executive for “Good Reason,” the Company will:

•

pay to the executive in a lump sum (i) any unpaid base salary of the executive, (ii) any accrued but unused and unpaid vacation pay of the executive, (iii) any earned and unpaid bonuses of the executive, and (iv) the amount of any unpaid compensation previously deferred by the executive (together with any accrued interest or earnings thereon), in each case through the date of termination (collectively, the “Accrued Obligations”);

•

continue to provide to the executive in accordance with the Company’s ordinary payroll practices, the executive’s base salary for a period of time after the date of termination equal to 12 months (the “Severance Period”);

•

if and while the executive and his or her family qualifies for and elects to participate in continuation health coverage under Section 4980B of the Internal Revenue Code of 1986 (“COBRA”), the Company will continue to pay the share of the premium for such coverage that it pays for active and similarly-situated employees who receive the same type of coverage until the earlier of (i) the end of the Severance Period or (ii) the date the executive’s COBRA continuation coverage expires, unless the Company’s providing payments for COBRA will violate the nondiscrimination requirements of applicable law, in which case this benefit will not apply; and

•

to the extent not previously paid or provided, the Company will timely pay or provide to the executive any other amounts or benefits required to be paid or provided or which the executive is eligible to receive following the executive’s termination of employment under any plan, program, policy, practice, contract or agreement of the Company (collectively, the “Other Benefits”).

The obligations of the Company to provide the foregoing severance and other benefits (other than the Accrued Obligations) is conditioned upon the executive’s execution of a release of claims in the form provided by the Company, and the timing of payments to the executive will be adjusted by the Company to the extent necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and guidance thereunder.

If the executive’s employment is terminated by the Company for “Cause,” by the executive other than for “Good Reason” or as a result of the executive’s death or “Disability,” then the Company will pay the executive (or the executive’s estate, if applicable), in a lump sum in cash within 30 days after the date of termination (or such earlier date as required by applicable law), the Accrued Obligations. In addition, the Company will comply with the terms of any plan or program under which the executive previously deferred compensation and will timely pay or provide to the executive (or the executive’s estate, if applicable) the Other Benefits to which the executive remains eligible under such termination of employment.

As defined in the standard Executive Severance Agreement:

•

“Cause” means (a) the executive’s willful misconduct, (b) the executive’s material failure to perform the executive’s reasonably assigned duties and responsibilities to the Company, (c) any breach by the executive of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Company and the executive or any of the Company’s written policies or procedures, including, but not limited to, the Company’s Code of Business Conduct and Ethics and its written policies and procedures regarding sexual harassment, computer access and insider trading, or (d) the executive’s conviction of, or plea of guilty or nolo contendere to, (i) any felony or (ii) with respect to the executive’s employment, any misdemeanor that is materially injurious to the Company, in each case (a) through (d), as determined by the Board, which determination shall be conclusive. The executive’s employment shall be considered to have been terminated for Cause if the Board determines, within 30 days after the termination of the executive’s employment, that termination for Cause would have been warranted.

•

“Good Reason” means (a) a material diminution in the executive’s authority, duties or responsibilities, as in effect as of the effective date of the applicable executive Severance Agreement; (b) a material diminution in the executive’s base salary as in effect on the effective date of the applicable Executive Severance Agreement or as the same was or may be increased thereafter from time to time except to the extent that such reduction affects all executive officers of the Company to a comparable extent; (c) a material change by the Company in the geographic location at which the executive performs the executive’s principal duties for the Company; or (d) any action or inaction by the Company that constitutes a material breach of the applicable Executive Severance Agreement.

•

“Disability” means the executive’s absence from the full-time performance of the executive’s duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the executive or the executive’s legal representative.

The foregoing summary of the standard Executive Severance Agreement is subject to, and qualified in its entirety by, the Executive Severance Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.

Date: January 3, 2013	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Lease dated as of December 27, 2012 by and between BP Reservoir Place LLC (as successor in interest to Boston Properties Limited Partnership) and Constant Contact, Inc.

10.2	Executive Severance Agreement effective as of June 21, 2012 by and among Constant Contact, Inc. and Kenneth J. Surdan.

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